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                                                                   Exhibit 10.3

                                SECOND AMENDMENT
                                       TO
               1999 FIRST RELIANCE BANK EMPLOYEE STOCK OPTION PLAN

     This Second Amendment to 1999 First Reliance Bank Employee Stock Option Plan (the "Second Amendment") is made as of this 1/st/ day of April, 2001 by First Reliance Bank (the "Company").

                               W I T N E S S E T H

     WHEREAS, the Company maintains the 1999 First Reliance Bank Employee Stock Option Plan, as amended by the First Amendment (the "Plan"); and

     WHEREAS, the Committee has been designated by the Board of Directors to administer the Plan; and

     WHEREAS, pursuant to Section 5.2 of the Plan, the Committee has the authority to amend the Plan and has approved and adopted the Second Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company covenants and agrees that the Plan is amended as follows, effective as of April 1, 2001.

     1. Section 4.1(e) of the Plan is amended by deleting the second paragraph thereof in its entirety and inserting in lieu thereof the following:

          "If the Company is the surviving corporation in any merger, then each outstanding Option shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in the merger or share exchange. If the Company is reorganized under a "bank holding company" (as such term is defined in the Bank Holding Company Act of 1956, as amended) in which the stockholders of the Company immediately prior to such reorganization own after such reorganization shares representing at least fifty percent of the voting power of such bank holding company, each holder of an outstanding Option, at no additional cost and in accordance with the terms of his or her Option Agreement, shall be entitled upon exercise of such Option to receive in lieu of the number of shares of Common Stock as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the plan of reorganization if, immediately prior to such reorganization, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such Option was exercisable. Upon the occurrence of (i) a dissolution, liquidation or consolidation of the Company, (ii) a merger in which the Company is not the surviving corporation, other than a merger effected for the purpose of changing the


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          Company's domicile, or (iii) a reorganization of the Company under a
          "bank holding company" (as such term is defined in the Bank Holding Company Act of 1956, as amended) in which the stockholders of the Company immediately prior to such reorganization own after such reorganization shares representing less than fifty percent of the voting power of such bank holding company, each outstanding Option shall terminate, provided that each holder shall, in such event, have the right immediately prior to such dissolution, liquidation, consolidation, merger or reorganization to exercise his or her Option in whole or in part without regard to any installment provision contained in his or her Option Agreement. The last sentence shall apply to any outstanding Options which are ISOs to the extent permitted by Code Section 422(d), and such outstanding ISO's in excess thereof shall, immediately upon the occurrence of a dissolution, liquidation, merger, consolidation or reorganization, be treated for all purposes of the Plan as NQSOs and shall be immediately exercisable as such as provided in such sentence. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option. In the case of a merger effected for the purpose of changing the Company's domicile, each outstanding Option shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in the merger."

     2. The Company reserves the right by action of the Committee to amend further at any time any of the terms and provisions of the Plan as amended hereby. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.